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                                                            Exhibit (d)(1)(A)(i)

[ING FUNDS LOGO]

December 5, 2005

Ms. Alyce Shaw
Directed Services, Inc.
1475 Dunwoody Drive
West Chester, PA 19380

Dear Ms. Shaw:

     Pursuant to the Management Agreement dated May 24, 2002, as amended, between ING Investors Trust and Directed Services, Inc. (the "Agreement") we hereby notify you of our intention to modify the management fees for ING FMR(SM) Diversified Mid Cap Portfolio and ING Templeton Global Growth Portfolio (formerly, ING Capital Guardian Managed Global Portfolio) (the "Portfolios"), effective December 5, 2005. Upon your acceptance, the Agreement will be modified to give effect to the foregoing by amending AMENDED SCHEDULE B of the Agreement. The AMENDED SCHEDULE B, with the annual investment management fee indicated for the Portfolios, is attached hereto.

     AMENDED SCHEDULE B has also been updated to (1) reflect the name changes of ING Alliance Mid Cap Growth Portfolio to ING AllianceBernstein Mid Cap Growth Portfolio, ING Capital Guardian Managed Global Portfolio to ING Templeton Global Growth Portfolio and ING Salomon Brothers Investors Portfolio to ING Lord Abbett Affiliated Portfolio, and (2) remove ING AIM Mid Cap Growth Portfolio, as it recently merged into another fund.

     Please signify your acceptance to the modified investment management fee for the Portfolios by signing below where indicated.


                                                 Very sincerely,


                                                 /s/ Robert S. Naka
                                                 Robert S. Naka
                                                 Senior Vice President
                                                 ING Investors Trust


ACCEPTED AND AGREED TO:
Directed Services, Inc.

By:   /s/ Alyce Shaw
      --------------------------------
Name: Alyce Shaw
      --------------------------------
Title:VP, DULY AUTHORIZED
      -------------------

7337 E. Doubletree Ranch Rd.       Tel: 480-477-3000       ING Investors Trust
Scottsdale, AZ 85258-2034          Fax: 480-477-2700
                                   www.ingfunds.com

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                               AMENDED SCHEDULE B
                       COMPENSATION FOR SERVICES TO SERIES

For the services provided by Directed Services, Inc. (the "Manager") to the following Series of the ING Investors Trust (the "Trust"), pursuant to the attached Management Agreement, the Trust will pay the Manager a fee, payable monthly, based on the average daily net assets of the Series at the following annual rates of the average daily net assets of that Series.

SERIES                                                                          RATE
------                                                                          ----
ING AIM Mid Cap Growth Portfolio,                           0.750% first $750 million in combined assets of
ING Capital Guardian Small/Mid Cap Portfolio,                                 these Series
ING Eagle Asset Capital Appreciation Portfolio,                        0.700% next $1.25 billion
ING Global Resources Portfolio,                                         0.650% next $1.5 billion
ING T. Rowe Price Capital Appreciation Portfolio,              0.600% on assets in excess of $3.5 billion
ING T. Rowe Price Equity Income Portfolio,
ING Van Kampen Growth and Income Portfolio,
ING Van Kampen Real Estate Portfolio, and
ING Wells Fargo Mid Cap Disciplined Portfolio

ING AllianceBernstein Mid Cap Growth Portfolio and          0.850% first $250 million in combined assets of
ING Marsico Growth Portfolio                                                  these Series
                                                                        0.800% next $400 million
                                                                        0.750% next $450 million
                                                               0.700% on assets in excess of $1.1 billion

ING Capital Guardian U.S. Equities Portfolio                          0.750% on first $500 million
                                                                      0.700% on next $250 million
                                                                      0.650% on next $500 million
                                                              0.600% on assets in excess of $1.25 billion

ING Evergreen Health Sciences Portfolio                             0.750% on the first $500 million
                                                               0.700% on assets in excess of $500 million

ING Evergreen Omega Portfolio                                       0.600% on the first $750 million
                                                                      0.550% on next $750 million
                                                                       0.500% on next $5 billion
                                                                       0.475% on next $5 billion
                                                                       0.455% on next $5 billion
                                                                       0.440% on next $5 billion
                                                                0.430% on assets in excess of $21.5 billion

ING FMR(SM) Diversified Mid Cap Portfolio(1)                     0.650% on first $1.25 billion in assets
                                                               0.600% on assets in excess of $1.25 billion

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(1)  For purposes of calculating fees under this Agreement, the assets of ING
     FMR(SM) Diversified Mid Cap Portfolio shall be aggregated with the assets of ING UBS U.S. Allocation Portfolio.

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
SERIES                                                                           RATE
------                                                                           ----
ING Goldman Sachs Tollkeeper(SM) Portfolio                         1.350% on first $1 billion in assets
                                                                 1.250% of assets in excess of $1 billion

ING International Portfolio                                       1.000% of first $500 million of assets
                                                                0.800% on assets in excess of $500 million

ING Janus Contrarian Portfolio and                          0.810% on first $250 million in combined assets of
ING Legg Mason Value Portfolio                                                 these Series
                                                                       0.770% on next $400 million
                                                                       0.730% on next $450 million
                                                                0.670% on assets in excess of $1.1 billion

ING Julius Baer Foreign Portfolio                                      1.000% on first $50 million
                                                                       0.950% on next $200 million
                                                                       0.900% on next $250 million
                                                                0.850% on assets in excess of $500 million

ING JPMorgan Emerging Markets Equity Portfolio                                    1.250%

ING JPMorgan Small Cap Equity Portfolio                                0.900% on first $200 million
                                                                       0.850% on next $300 million
                                                                       0.800% on next $250 million
                                                                0.750% on assets in excess of $750 million

ING Limited Maturity Bond Portfolio and                     0.350% on first $200 million in combined assets of
ING Liquid Assets Portfolio                                                    these Series
                                                                       0.300% on next $300 million
                                                                0.250% on assets in excess of $500 million

ING Mercury Large Cap Value Portfolio                                  0.800% on first $500 million
                                                                       0.750% on next $250 million
                                                                       0.700% on next $500 million
                                                                       0.650% on next $750 million
                                                                 0.600% on assets in excess of $2 billion

ING Mercury Large Cap Growth Portfolio                                 0.800% on first $500 million
                                                                       0.750% on next $250 million
                                                                       0.700% on next $500 million
                                                                       0.650% on next $750 million
                                                                 0.600% on assets in excess of $2 billion

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
SERIES                                                                           RATE
------                                                                           ----
ING MFS Mid Cap Growth Portfolio,                           0.750% on first $250 million in combined assets in
ING MFS Total Return Portfolio, and                                            these Series
ING Oppenheimer Main Street Portfolio(R)                               0.700% on next $400 million
                                                                       0.650% on next $450 million
                                                                0.600% on assets in excess of $1.1 billion

ING PIMCO Core Bond Portfolio                                          0.750% on first $100 million
                                                                       0.650% on next $100 million
                                                                0.550% on assets in excess of $200 million

ING PIMCO High Yield Portfolio                                                    0.490%

ING Pioneer Fund Portfolio                                             0.750% on first $500 million
                                                                       0.700% on next $500 million
                                                                            0.650% thereafter

ING Pioneer Mid Cap Value Portfolio                                               0.640%

ING Salomon Brothers All Cap Portfolio                      0.750% on first $500 million in combined assets of
ING Salomon Brothers Investors Portfolio                                       these series
                                                                       0.700% on next $250 million
                                                                       0.650% on next $500 million
                                                               0.600% on assets in excess of $1.25 billion

ING Stock Index Portfolio                                                         0.270%

ING Templeton Global Growth Portfolio                                  0.960% on first $250 million
                                                                       0.860% on next $250 million
                                                                0.760% on assets in excess of $500 million

ING Van Kampen Equity Growth Portfolio                                   0.650% first $1 billion
                                                                 0.600% on assets in excess of $1 billion

ING Van Kampen Global Franchise Portfolio                               1.000% first $250 million
                                                                         0.900% next $250 million
                                                                0.750% on assets in excess of $500 million

ING UBS U.S. Allocation Portfolio(1)                                   0.750% of first $500 million
                                                                       0.700% of next $250 million
                                                                       0.650% of next $500 million
                                                               0.600% on assets in excess of $1.25 billion

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